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                            THE UPJOHN COMPANY AND SUBSIDIARIES                 EXHIBIT 11
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE - PRIMARY
                           (In millions, except per-share data)

                                                      Three Months         Nine Months
                                                     Ended Sept. 30,      Ended Sept. 30,
                                                     1994      1993       1994     1993
                                                    ------    ------     ------   ------
Earnings (loss) from continuing operations          $134.2    $(30.9)    $389.1   $245.6
Discontinued operation                                            .8                 2.0
Cumulative effect of accounting changes                                            (18.9)
                                                    ------    ------     ------   ------
Net earnings (loss)                                  134.2     (30.1)     389.1    228.7
Dividends on preferred stock, net of tax               3.0       2.9        9.1      9.1
                                                    ------    ------     ------   ------
Net earnings on common shares-primary               $131.2    $(33.0)    $380.0   $219.6
                                                    ======    ======     ======   ======
Average number of common shares outstanding          173.1     173.9      173.1    174.1
Number of common shares issuable assuming
  exercise of stock options                             .3                   .2       .1
Contingently issuable incentive common shares           .3                   .3       .3
                                                    ------    ------     ------   ------
Total shares-primary                                 173.7     173.9      173.6    174.5
                                                    ======    ======     ======   ======
Primary earnings (loss) per common share:
  Earnings (loss) from continuing operations        $  .76    $ (.19)    $ 2.19   $ 1.36
  Discontinued operation                                                             .01
  Cumulative effect of accounting changes                                           (.11)
                                                    ------    ------     ------   ------
  Net earnings (loss)                               $  .76    $ (.19)    $ 2.19   $ 1.26
                                                    ======    ======     ======   ======

              COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE - FULLY DILUTED

Earnings (loss) from continuing operations          $134.2    $(33.8)*   $389.1   $245.6
Discontinued operation                                            .8                 2.0
Cumulative effect of accounting changes                                            (18.9)
                                                    ------    ------     ------   ------
Net earnings (loss)                                  134.2     (33.0)     389.1    228.7
Less ESOP contribution assumed to be required if
  preferred shares are converted into common shares    1.2         *        3.8      3.7
                                                    ------    ------     ------   ------
Net earnings (loss) on common shares-fully diluted  $133.0    $(33.0)    $385.3   $225.0
                                                    ======    ======     ======   ======
Average number of common shares outstanding          173.1     173.9      173.1    174.1
Number of common shares issuable assuming exercise
  of stock options                                      .7         *         .7       .1
Contingently issuable incentive common shares           .3         *         .3       .3
Number of common shares issuable assuming
  conversion of preferred shares                       7.3         *        7.4      7.4
                                                    ------    ------     ------   ------
Total shares-fully diluted                           181.4     173.9      181.5    181.9
                                                    ======    ======     ======   ======
Fully diluted earnings (loss) per common share:
  Earnings (loss) from continuing operations        $  .73    $ (.19)    $ 2.12   $ 1.33
  Discontinued operation                                                             .01
  Cumulative effect of accounting changes                                           (.10)
                                                    ------    ------     ------   ------
  Net earnings (loss)                               $  .73    $ (.19)    $ 2.12   $ 1.24
                                                    ======    ======     ======   ======

*Antidilution rules require inclusion of preferred stock dividend in numerator of the fully diluted loss per share computation and exclusion of common stock equivalents and other dilutive shares from the denominator.
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